EXHIBIT 10.2.2

                 AMENDMENT NO. 4 TO THE HOMEGOLD FINANCIAL, INC.
                   1995 EMPLOYEE AND OFFICER STOCK OPTION PLAN

         The HomeGold Financial, Inc. 1995 Employee and Officer Stock Option Plan, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto (collectively, the "Plan") is hereby amended to increase the total number of shares issuable hereunder from 1,466,667 shares to 1,966,667 shares.

         In all other respects the Plan shall remain unchanged.

         This Amendment No. 4 shall be effective as of the 28th day of April
2000.